EXHIBIT 10.44

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE FIFTH AMENDED AND RESTATED ANSYS, INC.
1996 STOCK OPTION AND GRANT PLAN
Name of Grantee:             __
No. of Restricted Stock Units Granted:
Grant Date:

Pursuant to the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”) as amended through the date hereof, ANSYS, Inc. (the “Company”) hereby grants the number of Restricted Stock Units listed above (the “Award”) to the Grantee named above. Each “Restricted Stock Unit” shall relate to one share of Common Stock par value $.01 per share (the “Stock”) of the Company, subject to the restrictions and conditions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and in the Plan.
1.Restrictions on Transfer of Award. The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until shares of Stock have been issued pursuant to Section 3 hereof.
2.Vesting of Restricted Stock Units.
(a)    The Restricted Stock Units shall become vested pursuant to the following schedule (each, a “Vesting Date”), so long as the Grantee continues to be employed by the Company on each such date;

Incremental Number of Restricted Stock Units Vested		Vest Date
__SHARES_PERIOD1,’___,___,___’_-_	33_	__VEST_DATE_PERIOD1,’Month DD, YYYY’_-_
__SHARES_PERIOD2,’___,___,___’_-_	33_	__VEST_DATE_PERIOD2,’Month DD, YYYY’_-_
__SHARES_PERIOD3,’___,___,___’_-_	34_	__VEST_DATE_PERIOD3,’Month DD, YYYY’_-_
(b)    Notwithstanding anything herein to the contrary, in the event that this Award is assumed in the sole discretion of the parties to a Transaction (as defined in Section 3 of the Plan) or is continued by the Company and thereafter remains in effect following such Transaction, then this Award shall be deemed vested in full upon the date on which the Grantee’s employment with the Company and its subsidiaries or successor entities terminates if (i) such termination occurs within 18 months of such Transaction and (ii) such termination is by either the Company without Cause (as defined below), or by the Grantee if such termination by the Grantee is preceded during such 18-month period by any material adverse modification of the duties, principal employment location or compensation of the Grantee without his or her consent, subject, however, to the following sentence. In addition and notwithstanding anything herein to the contrary, in the event that the Grantee is not offered employment by the Company and its subsidiaries or any successor entities following a Transaction on substantially the same or better terms (including, without limitation, duties and compensation) than those in effect immediately prior to such Transaction, then this Award shall be deemed vested in full upon the date on which the Grantee’s employment with the Company and its subsidiaries terminates. For this purpose, “Cause” shall have the meaning given such term in the employment, severance or similar agreement between the Company and the Grantee and, in the absence of any such agreement, shall mean a determination by the Company that the Grantee shall be dismissed as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company.
3.Issuance of Shares of Stock.
(a)    Subject to the terms of the Plan and this Agreement, each Restricted Stock Unit entitles the Grantee to receive one share of Stock as soon as reasonably practicable following the Vesting Date.
(b)    As soon as reasonably practicable following each Vesting Date, but in no event later than 60 days after the end of the year in which such Vesting Date occurs, the Company shall direct its transfer agent to issue to the Grantee the number of shares of Stock equal to the incremental number of Restricted Stock Units that became vested on such Vesting Date in satisfaction of the Award via the Company’s dedicated on-line broker.
(c)    Shares of Stock shall be issued and delivered to the Grantee in accordance with Section 3(b) upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Grantee.
(d)    Until such time as shares of Stock are issued to the Grantee pursuant to Section 3(b), the Grantee shall have no rights as a stockholder with respect to any shares of Stock underlying the Restricted Stock Units, including but not limited to any voting rights.

4.Termination of Employment. Except as provided in Section 2(b) hereof, if the Grantee’s employment by the Company or its subsidiaries is terminated for any reason or under any circumstances, this Award shall no longer vest with respect to any unvested Restricted Stock Units.
5.Effect of Certain Transactions. Subject to Section 2(b) hereof, in the case of a Transaction (as defined in Section 3 of the Plan), the unvested portion of this Award shall terminate on the effective date of such Transaction, unless provision is made in such Transaction in the sole discretion of the parties thereto for the assumption or continuation of the unvested Award or the substitution for the unvested Award of new restricted stock units of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares, as provided in the Plan.
6.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms used herein shall have the meaning specified in the Plan, unless a different meaning is specified herein.
7.Transferability. This Award is personal to the Grantee, is non-assignable and is not transferable by Grantee in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Stock to be issued upon the vesting of this Award to the Grantee shall be issued, during the Grantee’s lifetime, only to the Grantee.
8.Tax Withholding. Any issuance of shares of Stock to a Grantee pursuant to this Award shall be subject to applicable tax withholding requirements. The Grantee shall, not later than the date as of which the transfer of shares of Stock pursuant to this Award becomes a taxable event for Federal income tax or other applicable withholding tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, local, non U.S., or other taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required minimum tax withholding amount to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy such minimum withholding obligation.
9.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Award to continue the Grantee in employment and neither the Plan nor this Award shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time, in accordance with applicable law.
10.Non-Competition, Non-Solicitation. As additional consideration for this Award to the Grantee, the Grantee hereby agrees that, if at any time during and for a period of one year after the termination of his or her employment with the Company or any Subsidiary no matter what the cause of that termination, he or she engages for any reason, directly or indirectly, whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or herself or any firm, corporation or other business organization other than the Company and its subsidiaries in any one or more of the following activities:

(a)    the development, marketing, solicitation, or selling of any product or service that is competitive with the products or services of the Company, or products or services that the Company has under development or that are subject to active planning at any time during Grantee’s employment;
(b)    the use of any of the Company’s confidential or proprietary information, copyrights, patents or trade secrets which was acquired by the Grantee as an employee of the Company and its subsidiaries; or
(c)    any activity for the purpose of inducing, encouraging, or arranging for the employment or engagement by anyone other than the Company and its subsidiaries of any employee, officer, director, agent, consultant, or sales representative of the Company and its subsidiaries or attempt to engage any of them in a manner which would deprive the Company and its subsidiaries of their services or place them in a conflict of interest with the Company and its subsidiaries;
then (i) this Award shall terminate effective on the date on which he or she first engages in such activity, unless terminated sooner by operation of any other term or condition of this Award or the Plan, and (ii) all shares of Stock issued to the Grantee pursuant to this Award shall become immediately due and payable by Grantee to the Company and if such shares of Stock have been sold by the Grantee, an amount equal to the proceeds from such sale shall become immediately due and payable by the Grantee to the Company. Grantee acknowledges and agrees that the activities set forth in this Section 10(a)-(c) are adverse to the Company’s interests, and that it would be inequitable for Grantee to benefit from this Award should Grantee engage in any such activities during or within one year after termination of his or her employment with the Company.

The Grantee may be released from his or her obligations as stated above only if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company and its subsidiaries.
11.Section 409A of the Code. This Agreement shall be interpreted in such a manner that the Award shall be exempt from the requirements of Section 409A of the Code as a “short-term deferral” as described in Section 409A of the Code.
12.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
13.Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the company employing the Grantee (the “Employer”), the Company and any other Subsidiary for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Grantee understands that Data will be transferred to the stock plan service provider selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan.  The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country.  The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Grantee authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Grantee’s participation in the Plan.  The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.  The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis.  If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, his or her  employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant the Grantee the Award or other equity awards or administer or maintain such awards.  Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.
14.Nature of Grant. In accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants;
(c)    all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;
(d)    the Award and the Grantee’s participation in the Plan shall not be interpreted as forming an employment contract with the Company;
(e)    the Grantee is voluntarily participating in the Plan;

(f)    the Award and any shares of Stock acquired under the Plan are not intended to replace any pension rights or compensation;
(g)    the Award and any shares of Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments;
(h)    the future value of the shares of Stock underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Grantee’s employment relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any);
(j)    unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Stock; and
(k)    neither the Employer, the Company nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Grantee pursuant to settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement.
15.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock.  The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
16.Language. If the Grantee has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
17.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
18.Amendment. Pursuant to Section 18 of the Plan, the Committee may at any time amend or cancel any unvested portion of this Award, but no such action may be taken that adversely affects the Grantee’s rights under hereunder without the Grantee’s consent.

19.Severability. If any provision(s) hereof shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
20.Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
ANSYS, Inc.

By:
Name: Ajei S. Gopal
Title: President and CEO

The foregoing Award is hereby accepted and the terms and conditions of this Agreement are hereby agreed to by the undersigned. Electronic acceptance of this Award pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:
__FIRST_NAME_-_ __LAST_NAME_-_
__ADDRESS_LINE_1_-_
__ADDRESS_LINE_2_-_
__ADDRESS_LINE_3_-_
__CITY_-_ __STATE_-_ __ZIPCODE_-_
__COUNTRY_-_

INTERNATIONAL APPENDIX

Additional Terms and Conditions

Terms and Conditions

This International Appendix includes additional terms and conditions that govern the award granted to you under the Plan for your country. Certain capitalized terms used but not defined in this International Appendix have the meanings set forth in the Plan and the Agreement that relate to your award. By acceptance of the award you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan and the Agreement and the terms of any other document that may apply to you and your award.

Notifications

This International Appendix also includes information regarding issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of the date set forth above. Such laws are often complex and change frequently. As a result, it is strongly recommended that you not rely on the information in this International Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in your award or sell shares acquired under the Plan.

The information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. In addition, please note that the requirements may differ for residents and non-residents. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment to another country after the award was granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.

Provisions Applicable to all International Awards

Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company, its subsidiaries and affiliates, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant hereby understands that the Company, its subsidiaries and affiliates hold (but only process or transfer to the extent required or permitted by local law) certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (including countries outside of the European Economic Area such as the United States of America), and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise. The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and in accordance with local law. The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Participant’s local human resources representative.
Nature of Grant. In accepting the grant of Restricted Stock Units, the Participant acknowledges that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)    the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;
(c)    all decisions with respect to future Restricted Stock Units, if any, will be at the sole discretion of the Company;

(d)    the Participant’s participation in the Plan will not create a right to further employment with the Participant’s employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship;
(e)    the Participant is voluntarily participating in the Plan;
(f)    the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment contract, if any;
(g)    the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
(h)    in the event that the Participant is not an employee of the Company, the grant of Restricted Stock Units will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of Restricted Stock Units will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company;
(i)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)    if the Participant vests in the Restricted Stock Units and obtains Shares, the value of those Shares may increase or decrease in value;
(k)    in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Shares acquired resulting from termination of the Participant’s employment by the Company or the Employer, and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant will be deemed irrevocably to have waived his or her entitlement to pursue such claim; and
(l)    in the event of termination of the Participant’s employment, Participant’s right to receive the Restricted Stock Units and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed.
Country-Specific Language
Below please find country-specific language that applies to you if you are a citizen or resident of one of the following countries: Belgium, Canada, France, Germany, India, Italy, Japan, South Korea, Spain, Sweden, Switzerland, Taiwan and United Kingdom.

BELGIUM

Notifications

Tax Reporting Information. Participants are required to report any bank accounts opened and maintained outside Belgium on their annual tax return.

CANADA

Terms and Conditions

Restricted Stock Units Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or the Agreement, you understand that any Restricted Stock Units granted to you shall be paid in shares only and do not provide any right for you to receive a cash payment.

The following provision will apply to residents of Quebec:

Language Consent. The parties to the Agreement have expressly required that the Agreement and all documents and notices relating to the Agreement be drafted in English.

Les parties aux présentes ont expressément exigé que la présente convention et tous les documents et avis qui y sont afférents soient rédigés en anglais.

Notifications

Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. Participants are encouraged to seek legal advice prior to any resale of such securities. In general, Participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada.
Tax Reporting. The Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes shares) exceeds Cdn.$100,000. Participants should consult their own tax advisor regarding this reporting requirement.

FRANCE

Notifications

Exchange Control Information. If a Participant imports or exports cash (e.g., sale proceeds received under the Plan) with a value equal to or exceeding €10,000 and does not use a financial institution to do so, Participant must submit a report to the customs and excise authorities. If Participant maintains a foreign bank account, Participant is required to report such account to the French tax authorities when filing his/her annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If a Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for the Participant.

INDIA

Terms and Conditions

Repatriation of Proceeds. You understand that you must repatriate any proceeds from the sale of Shares acquired upon vesting of the Restricted Stock Units to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

Notifications

Tax Information. The amount subject to tax at vesting may partially be dependent upon a valuation of Shares from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

ITALY

Terms and Conditions

Data Privacy. In addition to the data privacy provision that is set forth above, by accepting the grant of Restricted Stock Units, you also consent to the following additional data privacy-related terms:

I am aware that providing the Company and my employer with Data is necessary for participation in the Plan and that my refusal to provide such Data may affect my ability to participate in the Plan. The Controller of personal data processing is Ansys, Inc., with registered offices at 2600 Ansys Drive, Canonsburg, PA 15317 and, pursuant to D.lgs 196/2003, its representative in Italy is ANSYS Italia Srl with registered offices at via G. B. Pergolesi n. 25 20124 Milano MI Italy.

I understand that I may at any time exercise the rights acknowledged by Section 7 of Legislative Decree June 30, 2003 n.196, including, but not limited to, the right to access, delete, update,

request the rectification of my Data and cease, for legitimate reasons, the data processing. Furthermore, I am aware that my Data will not be used for direct marketing purposes.

Notifications

Exchange Control Information. By September 30th of each year, the Participants are required to report on their annual tax return (Form RW) any foreign investments (including proceeds from the sale of Shares acquired upon vesting) held outside of Italy if the investment may give rise to income in Italy. However, deposits and bank accounts held outside of Italy only need to be disclosed if the value of the assets exceeds €10,000 during any part of the tax year.

With respect to Shares received upon vesting of the Restricted Stock Units, the Participants must report (i) the value of the Shares at the beginning of the year or on the day the Participant acquired the Shares, whichever is later; and (ii) the value of the Shares when sold, or if the Participant still owns the Shares at the end of the year, the value of the Shares at the end of the year. The value to be reported is the fair market value of the Shares on the applicable dates mentioned above.

JAPAN

Notifications

Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares.

RUSSIA

Notifications

You acknowledge that the grant of RSUs, the Plan and all other materials you may receive regarding participation in the Plan do not constitute an advertising or offering of securities in Russia.  The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

You further acknowledge that in no event will Shares that may be issued to you with respect to the RSUs be delivered to you in Russia; all Shares issued to you with respect to the RSUs will be maintained on your behalf in the United States.

You are not permitted to sell Shares directly to a Russian legal entity or resident.

SOUTH KOREA

Notifications

Exchange Control Information. If you receive US$500,000 or more from the sale of underlying Shares, Korean exchange control laws require you to repatriate the proceeds to South Korea within 18 months of sale.

SPAIN

Notifications

Exchange Control Information. All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. Because of foreign investment requirements, the acquisition of Shares upon vesting of the Restricted Stock Units must be declared for statistical purposes to the Spanish Direccion General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE”). If you acquire Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for you. Otherwise, you must make the declaration by filing a form with the DGPCIE.

If you import the Shares acquired upon vesting of the Restricted Stock Units into Spain, you must declare the importation of the share certificates to the DGPCIE.

In addition, you must also file a declaration of the ownership of the Shares with the Directorate of Foreign Transactions each January while the shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions.

When you receive any foreign currency payments (i.e., as a result of the sale of the Shares), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the company; the amount of the payment; the type of foreign currency received; the country of origin; and the reason for the payment).

Tax Reporting. If you hold assets (e.g., cash or shares in a bank or brokerage account) or rights outside Spain that exceed €50,000 per type of asset, you must file a Form 720 with the Spanish Tax Authorities by April 30th of each year.

SWITZERLAND

Notifications

Securities Law Information. The offer of the Restricted Stock Units is considered a private offering in Switzerland and is not subject to registration in Switzerland.

TAIWAN

Notifications

Exchange Control Information. Taiwan’s foreign exchange control regulations may have an impact on the grant and vesting of the Restricted Stock Units as well as the repatriation of capital gains realized from the holding or sale of the underlying Shares. Under current foreign exchange regulations, a Taiwanese resident can remit up to US $5 million (or an equivalent amount of other foreign currencies) per year into or out of Taiwan without prior approval from the Taiwan Central Bank.

If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.

UNITED KINGDOM

Terms and Conditions

Purpose. This section is to modify those provisions of the Plan in order for awards made under the Plan, and communications concerning those awards, to be exempt from provisions of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA").
Application. These provisions shall be used solely to grant awards to employees of the Company or any member of the same group as the Company resident and providing services in the United Kingdom. (The term "group" in relation to the Company shall bear the meaning given to such term in section 421 of the FSMA.)
Restricted Delivery of Awards. Payments of benefits under these provisions shall be made only in Shares or such other securities of the Company that may arise from such Shares under the adjustment provisions of the Plan. For the avoidance of doubt, and without limitation, no cash settlement of awards (including dividends or dividend equivalent payments in cash) shall be permissible.
Exercise of Restricted Stock Units/Vesting of Awards. The Administrator may specify, in its discretion, any other conditions of exercise and/or vesting of awards that will be specified in the award agreement.
Restricted Transfer of Rights. The persons to whom rights under awards may be assigned or transferred, whether by will or the laws of descent and distribution or any transferability of awards shall be limited to a Participant's children and step-children under the age of eighteen, spouses and surviving spouses and civil partners and civil partners (within the meaning of the United Kingdom Civil Partnerships Act 2004) and surviving partners.
Tax. All awards will be subject to tax withholding and all references to "tax" shall be read and construed as including, without limitation, United Kingdom income tax and primary class 1 (employee's) national insurance contributions that the Participant's employer is liable to account for and, if so agreed between the Company and the Participant, secondary class 1 (employer's) national insurance contributions that the Participant's employer is liable to account for.